Exhibit 10.6

LOAN AGREEMENT
♦ date

♦ (the “Lender”) of ♦address, advanced $♦ (the “Principal Sum”) to Red Metal Resources Ltd. (the “Borrower”) of 195 Park Avenue, Thunder Bay, Ontario, P7B 1B9.  The Lender advanced the funds on ♦ date.
The lender hereby agrees to advance to Borrower the principal amount of USD$♦ (the “Principal Sum”) on or before ♦ date.

The Borrower agrees to repay the Principal Sum on demand, together with interest calculated and compounded monthly at the rate of 8% per year (the “Interest”) from ♦ date.  The Borrower is liable for repayment for the Principal Sum and accrued Interest and any costs that the Lender incurs in trying to collect the Principal Sum and the Interest.

The Borrower will evidence the debt and its repayment of the Principal Sum and the Interest with a promissory note (the “Note”) in the attached form.

The Lender may, in its sole discretion, elect to convert any and all amounts of the Note into a private placement offering conducted by the Company upon the same terms and conditions of such offering.  The parties agree to execute any and all documents necessary to effect such conversion.

LENDER	BORROWER
Red Metal Resources Ltd.

Per:	Per:

Authorized Signatory

PROMISSORY NOTE

Principal Amount: USD$♦	♦ date

For value received Red Metal Resources Ltd., (the “Borrower”) promises to pay on demand to the order of ♦ (the “Lender”) the sum of ♦ lawful money of United States of America (the “Principal Sum”) together with interest on the Principal Sum from ♦ date (“Effective Date”) both before and after maturity, default and judgment at the Interest Rate as defined below.

For the purposes of this promissory note (the “Note”), Interest Rate means eight (8%) per cent per annum.  Interest at the Interest Rate must be calculated and compounded monthly not in advance from and including the Effective Date (for an effective rate of 8.3% per annum calculated monthly), and is payable together with the Principal Sum when the Principal Sum is repaid.

Unless earlier repaid, the Lender may, in its sole discretion, elect to convert any and all amounts of the Note into a private placement offering conducted by the Company upon the same terms and conditions of such offering.

The Borrower may repay the Principal Sum and the Interest in whole or in part at any time without penalty.

The Borrower waives presentment, Protest, notice of protest and notice of dishonour of this Promissory Note.

BORROWER
Red Metal Resources Ltd.

Per:

Authorized signatory